UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2009

Kentucky USA Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-141480	20-5750488
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

321 Somerset Road, Suite 1, London, Kentucky 40741
(Address of principal executive offices)	(Zip Code)

(606) 878-5987

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On December 11, 2009, the Company received an additional $1.2 million in funding from NSES 12, LLC, a funding vehicle of New Stream Capital (“NSES”), under the NSES $10 million senior secured credit facility (the “Credit Facility”) entered into with the Company on June 25, 2008, for the continued development of its drilling program on its New Albany shale leasehold in the Illinois Basin in western Kentucky. The Company received its first loan of $2,500,000 under the Credit Facility on June 25, 2008, a second loan of $2,500,000 under the Credit Facility on February 10, 2009 and a third installment of $600,000 under the Credit Facility on August 14, 2009. All amounts borrowed from NSES under the Credit Facility must be used for the Company’s development of its New Albany Shale drilling program.

For a more detailed description of the terms of the Credit Facility, see our Form 8-K filed with the Securities and Exchange Commission on July 1, 2008, incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated December 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kentucky USA Energy, Inc.

Date: December 17, 2009	By:	/s/ Steven D. Eversole
Steven D. Eversole
Chief Executive Officer